SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 24, 2007

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 25, 2007, Varian Medical Systems, Inc. (the “Company”) announced that: “Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2007.” A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 8.01. Other Events

On July 24, 2007, the Company’s Board of Directors authorized the Company to repurchase up to an additional 12,000,000 shares of its common stock from time to time during the period beginning on July 30, 2007 and ending on December 31, 2008. Stock repurchases will be made in the open market, in privately negotiated transactions, or in structured Rule 10b5-1 share repurchase plans, and may be made from time to time or in one or more larger repurchases. The program will be conducted in compliance with the Securities and Exchange Commission’s Rule 10b-18 and applicable legal requirements and the timing of the repurchases and the number of shares to be repurchased at any given time will depend on market conditions, Securities and Exchange Commission regulations and other factors. The program does not obligate the Company to acquire any particular amount of common stock and the program may be modified or suspended at any time at the Company’s discretion.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated July 25, 2007 entitled “Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2007.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ JOHN W. KUO
Name:	John W. Kuo
Title:	Corporate Vice President, General Counsel and Secretary

Dated: July 25, 2007

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated July 25, 2007 entitled “Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2007.”